Exhibit 23.1


                       Consent of Independent Auditors


  We consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-66075 of BeautiControl Cosmetics, Inc. and in the related Prospectus and in the Registration Statements on Form S-8 No. 33-12005, 33-24363, 33-48626, 33-83500, 333-17479, and 333-69451 of
  our report dated December 23, 1998, with respect to the consolidated financial statements and schedule of BeautiControl Cosmetics, Inc. included in this Form 10-K for the year ended November 30, 1998.



  Dallas, Texas
  February 24, 1999